Agreement


This agreement is between Branko M. Beronja and Snap-on Incorporated. Branko is currently a member of the Snap-on Incorporated Board of Directors and receives fees according to the adopted fee schedule.

Branko is also an active member of the following boards:

o    Snap-on Credit LLC
o    Mitchell Repair Information Company - Chairman
o    Cartec - Chairman
o    A.S.E. on Snap-on's behalf - Past Chair

Branko provides consultation to the following:

o    Transportation Group
o    Tony Pinto and the GPC Initiative
o    Any other activity or project as needed

This agreement covers the annual periods of January 1, 2000 - December 31, 2000 and January 1, 2001 - December 31, 2001. The annual fee for each period is $75,000.00. The fees paid as a member of Snap-on's Board of Directors are to be subtracted from the $75,000.00 with the exception of the Board Committee fees earned. The fee for 2001 would be paid if the Snap-on Board responsibility were eliminated.



/s/ Branko M. Beronja
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Branko M. Beronja
Dated:  January 19, 2001
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/s/Robert A. Cornog
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Robert A. Cornog
Dated:  January 11, 2001
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